UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2008

Targanta Therapeutics Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-33730	20-3971077
(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2300 Cambridge, MA	02142-1122
(Address of Principal Executive Offices)	(Zip Code)

(617) 577-9020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 17, 2008, the Board of Directors of Targanta Therapeutics Corporation approved and adopted a strategic restructuring plan, and corresponding reduction in workforce, aimed at preserving capital, while maintaining key personnel needed to support the regulatory approval process for oritavancin in the European Union, clarify the regulatory pathway for oritavancin with the U.S. Food and Drug Administration (FDA) and develop the protocol for an additional Phase 3 study of oritavancin for the treatment of complicated skin and skin structure infections. The restructuring plan includes (i) a delay in the initiation of new preclinical and clinical development activities associated with oritavancin and (ii) a reduction of the registrant’s workforce by 53 positions worldwide and the possible reduction of an additional 33 positions in January 2009, or approximately 75% of it’s existing workforce. The registrant is taking this action following its receipt of a Complete Response Letter from the FDA regarding the registrant’s New Drug Application for oritavancin.

On December 18, 2008, the registrant issued a press release announcing the restructuring. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The registrant estimates that it will incur a total of approximately $3.4 million of costs (including $1.4 million of costs for the possible workforce reduction in January 2009) in connection with the restructuring plan, almost all of which are costs related to severance pay and continuation of benefits. Of this amount, the Company expects to record a restructuring charge of $2.0 million in the fourth quarter ending December 31, 2008. The estimated charge for this action was incorrectly reported in the press release. All charges are expected to result in future cash expenditures. The registrant expects that a majority of the workforce reduction (excluding the anticipated workforce reduction in January 2009) will be implemented by the end of December 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the restructuring, Pierre Etienne, the registrant’s Chief Development Officer, will be leaving the registrant effective December 26, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the registrant dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGANTA THERAPEUTICS CORPORATION

Date: December 19, 2008	By:	/s/ Daniel S. Char
Daniel S. Char Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the registrant dated December 18, 2008.

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